                                                                    Exhibit 5.1


Letterhead of Gibson, Dunn & Crutcher




                                  June 21, 2001




(202) 955-8500                                                     C 97964-00005


Watson Wyatt & Company Holdings
1717 H Street, N.W., Suite 800
Washington, D.C.  20006

         Re:      WATSON WYATT & COMPANY HOLDINGS
                  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement"), of Watson Wyatt & Company Holdings, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on June 7, 2001 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 3,392,500 shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), by (i) the Company and (ii) certain existing holders of shares of the Company's Class B-1 common stock, par value $0.01 per share (the "Class B-1 Common Stock"), convertible into shares of Class A Common Stock (the "Selling Stockholders"), upon conversion by the Selling Stockholders of such shares of Class B-1 Common Stock into shares of Class A Common Stock. The shares to be offered and sold by the Company and the Selling Stockholders are collectively referred to as the "Shares".

         We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Watson Wyatt & Company Holdings
June 21, 2001
Page 2


         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares to be sold by the Company and the Selling Stockholders will be validly issued, fully paid and non-assessable.

         This opinion is limited to the present laws of the United States and the General Corporation Law of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdictions other than the State of Delaware and the United States.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                     Very truly yours,